                                                                       EXHIBIT 5


            [Letterhead of Lange, Simpson, Robinson & Somerville LLP]

                                September 5, 2000

Regions Financial Corporation
417 North 20th Street
Birmingham, Alabama  35203

     Re:  Regions Financial Corporation
          S-4 Registration Statement
          Acquisition of East Coast Bank Corporation

Ladies and Gentlemen:

         We have acted as counsel for Regions Financial Corporation, a Delaware corporation ("Regions") in connection with the merger of East Coast Bank Corporation ("East Coast") with and into Regions (the "Merger") and in connection with the registration of shares of common stock of Regions, par value $.625 per share ("Regions Common Stock"), on Form S-4 under the Securities Act of 1933. The Merger provides for issuance of shares of common stock of Regions, par value $.625 per share, to the stockholders of East Coast upon consummation of the Merger. The number of shares of Regions to be issued in the Merger is 523,250.

         We have examined and are familiar with the registration statement on Form S-4 filed with the Securities and Exchange Commission, as such registration statement has been amended to date. We have examined and are familiar with the records relating to the organization of Regions and the documents and records as we have deemed relevant for purposes of rendering this opinion.

         Based on the foregoing it is our opinion that upon satisfaction of the conditions precedent to consummation of the Merger, or waiver of such conditions capable of being waived, and upon consummation of the Merger, the shares of Regions Common Stock issued pursuant to the Merger will be duly authorized, validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.

         We hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to Lange, Simpson, Robinson & Somerville LLP under the caption "Opinions" in the proxy statement/prospectus forming a part of the registration statement.


                              Very truly yours,



                              /s/ LANGE, SIMPSON, ROBINSON & SOMERVILLE LLP
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                              Lange, Simpson, Robinson & Somerville LLP